Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62889) pertaining to the IMPCO Investment and Tax Savings Plan of IMPCO Technologies, Inc. of our report dated September 16, 2003, with respect to the financial statements of the IMPCO Investment and Tax Savings Plan included in this Annual Report (Form 11-K) for the year ended March 31, 2004.

/s/    ERNST & YOUNG LLP

Los Angeles, California

September 27, 2004